Exhibit 99.1

                             VEECO INSTRUMENTS INC.
                                 Terminal Drive
                            Plainview, New York 11803

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                            ______________ ___ 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution and re-substitution, proxies to vote at the Special Meeting of Stockholders of Veeco Instruments Inc. to be held on __________ ___, 2000 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York, and at all adjournments or postponements thereof, all shares of common stock of Veeco which the undersigned is entitled to vote as directed below, and in their discretion upon such other matters as may come before the meeting.

      The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. If not otherwise specified by the stockholder, the shares represented by this proxy will be voted FOR the merger and the issuance of shares of common stock of Veeco in connection with the merger of Veeco and CVC, FOR the amendment to Veeco's Amended and Restated Certificate of Incorporation and FOR the other matters described on the reverse side.

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

               (Continued and to be signed on the reverse side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                        Special Meeting of Stockholders
                             VEECO INSTRUMENTS INC.

                            ______________ ___, 2000

                 Please Detach and Mail in the Envelope Provided
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A |X| Please mark your
      votes as in this
      example

                                                      FOR    AGAINST   ABSTAIN
PROPOSAL I.

Approval of the merger with CVC, Inc. and the
issuance of shares of Veeco common stock
in the merger.                                        |_|      |_|       |_|

PROPOSAL II.

Approval of amendment to Veeco's Amended and
Restated Certificate of Incorporation, as amended
to date, to increase the authorized shares of
Veeco's common stock from 25,000,000 shares to
40,000,000 shares.                                    |_|      |_|       |_|

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ____________________ Signature __________________ Dated ________, 2000
                                         IF HELD JOINTLY

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.